Forum Energy Technologies Announces
First Quarter 2023 Results and
Reaffirms 2023 Guidance
•Revenue: $189 million, a 22% year-over-year increase
•Net loss: $4 million and diluted EPS of negative $0.34
•Adjusted EBITDA: $18 million, a 99% year-over-year increase
HOUSTON, TEXAS, May 4, 2023 - Forum Energy Technologies, Inc. (NYSE: FET) today announced first quarter 2023 revenue of $189 million, a 22% year-over-year increase and a $2 million sequential decrease. Orders received were $179 million, with a book-to-bill ratio of 95%. The first quarter 2023 net loss was $4 million, or $0.34 per diluted share, compared to net loss of $13 million, or $2.22 per diluted share, for the fourth quarter 2022.
Excluding $4 million, or $0.43 per diluted share, for special items, adjusted net income was $0.09 per diluted share in the first quarter 2023, compared to an adjusted net loss of $0.45 per diluted share in the fourth quarter 2022. Special items in the first quarter 2023, on a pre-tax basis, primarily included $3 million of foreign exchange losses. See Tables 1-3 for a reconciliation of GAAP to non-GAAP financial information.
Neal Lux, President and Chief Executive Officer, remarked, “Once again, FET’s employees executed our plan and delivered results within the forecasted guidance range. Since the first quarter 2022, we improved our adjusted EBITDA margins by 370 basis points with strong performance from all three segments. While revenue was down slightly due to softer than expected U.S. rig count, this decline was mitigated by robust international activity. The Middle East region stood out with sales increasing 36% sequentially, as service companies and operators invest in long-term energy supply. Based on the global rig count's trajectory and the success of our organic growth initiatives, we continue to forecast 2023 adjusted EBITDA to be within our previous guidance of $80 to $100 million.
“Recent commodity price volatility has led to uncertainty for operators and service companies in the U.S. For the second consecutive quarter, we anticipate international and offshore activity to offset softness in the U.S. drilling and completions markets. Second quarter 2023 adjusted EBITDA is forecasted to be in the range of $16 to $20 million.

“Our strong balance sheet provides stability and flexibility as we execute our strategic initiatives in the midst of uncertain market conditions. As discussed on last quarter’s earnings call, we converted 48% of our long-term debt to equity in early January. The benefit of the conversion is reflected in our first quarter financial statements. With ample liquidity and a strong balance sheet, FET is well positioned to fund operations and take advantage of market growth opportunities.”
Segment Results (unless otherwise noted, comparisons are first quarter 2023 versus fourth quarter 2022)
Drilling & Downhole segment revenue was $77 million, a 5% decrease primarily related to the completion and delivery of several ROV projects in the fourth quarter 2022 and lower demand for drilling-related capital equipment, partially offset by increased demand in artificial lift. Orders were $81 million, a 7% decrease due to a decline in Drilling Technologies bookings, partially offset by higher Downhole and Subsea Technologies product lines bookings. Segment adjusted EBITDA was comparable at $11 million. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global well construction, artificial lift and subsea markets.
Completions segment revenue was $74 million, comparable to the prior quarter. Orders were $66 million, a 19% decrease following larger pressure control equipment and radiator bookings received in the fourth quarter. Segment adjusted EBITDA was $10 million, a 5% increase resulting from higher radiator sales. The Completions segment designs and manufactures products for the coiled tubing, wireline and stimulation markets.
Production segment revenue was $39 million, a 9% increase related to higher demand for our valve products. Orders were $32 million, a 31% decrease, primarily related to the large desalter project awarded in the fourth quarter 2022, partially offset by increased valve products orders in the Middle East. Segment Adjusted EBITDA was $2 million, a 35% increase due to favorable sales mix and increased volume. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
FET (Forum Energy Technologies) is a global company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customer’s operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, impacts associated with COVID-19, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of loss
(Unaudited)

	Three months ended
	March 31,		December 31,
(in millions, except per share information)	2023	2022	2022
Revenue	$189.0	$155.2	$190.7
Cost of sales	136.9	116.6	140.7
Gross profit	52.1	38.6	50.0
Operating expenses
Selling, general and administrative expenses	45.5	44.3	48.0
Gain on sale-leaseback transactions	—	—	(7.0)
Gain on disposal of assets and other	(0.3)	—	(0.3)
Total operating expenses	45.2	44.3	40.7
Operating income (loss)	6.9	(5.7)	9.3
Other expense (income)
Interest expense	4.5	7.6	7.9
Foreign exchange losses (gains) and other, net	3.1	(6.0)	12.5
Total other expense	7.6	1.6	20.4
Loss before income taxes	(0.7)	(7.3)	(11.1)
Income tax expense	2.8	1.9	1.7
Net loss (1)	$(3.5)	$(9.2)	$(12.8)

Weighted average shares outstanding
Basic	10.2	5.7	5.8
Diluted	10.2	5.7	5.8

Loss per share
Basic	$(0.34)	$(1.62)	$(2.22)
Diluted	$(0.34)	$(1.62)	$(2.22)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	March 31,	December 31,
(in millions of dollars)	2023	2022
Assets
Current assets
Cash and cash equivalents	$46.8	$51.0
Accounts receivable—trade, net	164.0	154.2
Inventories, net	287.6	269.8
Other current assets	38.4	37.9
Total current assets	536.8	512.9
Property and equipment, net of accumulated depreciation	62.6	63.0
Operating lease assets	57.0	57.3
Intangible assets, net	185.6	191.5
Other long-term assets	8.0	10.1
Total assets	$850.0	$834.8
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.0	$0.8
Other current liabilities	202.6	209.5
Total current liabilities	203.6	210.3
Long-term debt, net of current portion	152.0	239.1
Other long-term liabilities	77.5	78.3
Total liabilities	433.1	527.7
Total equity	416.9	307.1
Total liabilities and equity	$850.0	$834.8

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Three Months Ended March 31,
(in millions of dollars)	2023	2022
Cash flows from operating activities
Net loss	$(3.5)	$(9.2)
Depreciation and amortization	8.7	9.6
Inventory write down	0.9	0.2
Other noncash items and changes in working capital	(29.2)	(25.5)
Net cash used in operating activities	(23.1)	(24.9)

Cash flows from investing activities
Capital expenditures for property and equipment	(1.1)	(0.8)
Proceeds from sale of property and equipment	0.3	0.1
Net cash used in investing activities	(0.8)	(0.7)

Cash flows from financing activities
Borrowings of debt	119.4	95.9
Repayments of debt	(94.7)	(96.1)
Repurchases of stock	(5.4)	(0.4)
Net cash provided by (used in) financing activities	19.3	(0.6)

Effect of exchange rate changes on cash	0.3	(0.1)
Net decrease in cash, cash equivalents and restricted cash	$(4.3)	$(26.3)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022	December 31, 2022
Revenue
Drilling & Downhole	$76.8	$71.3	$81.1	$76.8	$71.3	$81.1
Completions	73.7	52.5	74.1	73.7	52.5	74.1
Production	39.0	31.5	35.9	39.0	31.5	35.9
Eliminations	(0.5)	(0.1)	(0.4)	(0.5)	(0.1)	(0.4)
Total revenue	$189.0	$155.2	$190.7	$189.0	$155.2	$190.7

Operating income (loss)
Drilling & Downhole	$8.4	$6.0	$8.2	$8.5	$5.6	$8.1
Operating Margin %	10.9%	8.4%	10.1%	11.1%	7.9%	10.0%
Completions	3.6	(0.7)	2.8	4.4	(0.7)	3.8
Operating Margin %	4.9%	(1.3)%	3.8%	6.0%	(1.3)%	5.1%
Production	1.6	(1.8)	0.8	1.6	(1.5)	0.9
Operating Margin %	4.1%	(5.7)%	2.2%	4.1%	(4.8)%	2.5%
Corporate	(7.0)	(9.2)	(9.8)	(6.8)	(5.5)	(7.1)
Total segment operating income (loss)	6.6	(5.7)	2.0	7.7	(2.1)	5.7
Other items not in segment operating income (loss) (1)	0.3	—	7.3	0.3	0.1	0.3
Total operating income (loss)	$6.9	$(5.7)	$9.3	$8.0	$(2.0)	$6.0
Operating Margin %	3.7%	(3.7)%	4.9%	4.2%	(1.3)%	3.1%

EBITDA (2)
Drilling & Downhole	$8.5	$15.5	$5.8	$11.4	$9.1	$11.2
EBITDA Margin %	11.1%	21.7%	7.2%	14.8%	12.8%	13.8%
Completions	8.8	4.7	8.1	9.9	4.9	9.4
EBITDA Margin %	11.9%	9.0%	10.9%	13.4%	9.3%	12.7%
Production	2.3	(1.0)	1.5	2.3	(0.6)	1.7
EBITDA Margin %	5.9%	(3.2)%	4.2%	5.9%	(1.9)%	4.7%
Corporate	(7.1)	(9.3)	(9.8)	(5.9)	(4.5)	(5.8)
Total EBITDA	$12.5	$9.9	$5.6	$17.7	$8.9	$16.5
EBITDA Margin %	6.6%	6.4%	2.9%	9.4%	5.7%	8.7%

(1) Includes gain/(loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	March 31, 2023	March 31, 2022	December 31, 2022
Orders
Drilling & Downhole	$81.0	$70.9	$87.2
Completions	66.0	53.7	81.4
Production	31.9	40.4	46.5
Total orders	$178.9	$165.0	$215.1

Revenue
Drilling & Downhole	$76.8	$71.3	$81.1
Completions	73.7	52.5	74.1
Production	39.0	31.5	35.9
Eliminations	(0.5)	(0.1)	(0.4)
Total revenue	$189.0	$155.2	$190.7

Book to bill ratio (1)
Drilling & Downhole	1.05	0.99	1.08
Completions	0.90	1.02	1.10
Production	0.82	1.28	1.30
Total book to bill ratio	0.95	1.06	1.13

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	March 31, 2023			March 31, 2022			December 31, 2022
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss
As reported	$6.9	$12.5	$(3.5)	$(5.7)	$9.9	$(9.2)	$9.3	$5.6	$(12.8)
% of revenue	3.7%	6.6%		(3.7)%	6.4%		4.9%	2.9%
Restructuring, transaction and other costs	1.1	1.1	1.1	3.7	3.7	3.7	2.7	2.7	2.7
Inventory and other working capital adjustments	—	—	—	—	—	—	0.2	0.2	0.2
Loss (gain) on foreign exchange, net (2)	—	3.3	3.3	—	(5.8)	(5.8)	—	13.5	13.5
Stock-based compensation expense	—	0.8	—	—	1.1	—	0.8	1.5	0.8
Gain on sale-leaseback transactions	—	—	—	—	—	—	(7.0)	(7.0)	(7.0)
As adjusted (1)	$8.0	$17.7	$0.9	$(2.0)	$8.9	$(11.3)	$6.0	$16.5	$(2.6)
% of revenue	4.2%	9.4%		(1.3)%	5.7%		3.1%	8.7%

Diluted shares outstanding as reported			10.2			5.7			5.8
Diluted shares outstanding as adjusted			10.2			5.7			5.8

Diluted EPS - as reported			$(0.34)			$(1.62)			$(2.22)
Diluted EPS - as adjusted			$0.09			$(1.98)			$(0.45)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting Items

	Three months ended
(in millions of dollars)	March 31, 2023	March 31, 2022	December 31, 2022
EBITDA reconciliation (1)
Net loss	$(3.5)	$(9.2)	$(12.8)
Interest expense	4.5	7.6	7.9
Depreciation and amortization	8.7	9.6	8.8
Income tax expense	2.8	1.9	1.7
EBITDA	$12.5	$9.9	$5.6

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting items

	Three months ended
(in millions of dollars)	March 31, 2023	March 31, 2022
Free cash flow, before acquisitions, reconciliation (1)
Net cash used in operating activities	$(23.1)	$(24.9)
Capital expenditures for property and equipment	(1.1)	(0.8)
Proceeds from sale of property and equipment	0.3	0.1
Free cash flow, before acquisitions	$(23.9)	$(25.6)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	March 31, 2023		March 31, 2022		December 31, 2022
Revenue	$	%	$	%	$	%
Drilling Technologies	$40.8	21.5%	$29.2	18.8%	$42.5	22.2%
Downhole Technologies	23.2	12.3%	19.6	12.6%	22.1	11.6%
Subsea Technologies	12.8	6.8%	22.5	14.5%	16.5	8.7%
Drilling & Downhole	76.8	40.6%	71.3	45.9%	81.1	42.5%

Stimulation and Intervention	47.4	25.1%	30.1	19.4%	45.2	23.7%
Coiled Tubing	26.3	13.9%	22.4	14.4%	28.9	15.2%
Completions	73.7	39.0%	52.5	33.8%	74.1	38.9%

Production Equipment	19.9	10.5%	15.2	9.8%	19.9	10.4%
Valve Solutions	19.1	10.1%	16.3	10.5%	16.0	8.4%
Production	39.0	20.6%	31.5	20.3%	35.9	18.8%
Eliminations	(0.5)	(0.2)%	(0.1)	—%	(0.4)	(0.2)%

Total revenue	$189.0	100.0%	$155.2	100.0%	$190.7	100.0%